Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Covanta Holding Corporation of our report dated June 30, 2004 relating to the financial statements of Covanta ARC Holdings, Inc. (formerly American Ref-Fuel Holdings Corp. and Subsidiaries), which appears in such Registration Statement, for the period from January 1, 2003 to December 12, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
January 25, 2006